UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2017

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STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

901 44th Street SE
Grand Rapids, Michigan		49508
(Address or principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (616) 247-2710

None
(Former address, if changed since last report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 12, 2017, the Board of Directors (the “Board”) of Steelcase Inc. (the “Company”) approved an annual retainer for the Chair of the Board’s Corporate Business Development Committee.  A summary of the compensation for members of the Board and its committees, as of July 12, 2017, is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 12, 2017, the Company’s shareholders approved the Steelcase Inc. Management Incentive Plan as amended and restated (the “MIP”). The MIP allows the Company to grant annual incentive compensation awards to its employees. Awards under the MIP are determined by the Compensation Committee of the Company's Board of Directors or by the Company's Chief Executive Officer pursuant to delegated authority and subject to certain limitations.

A copy of the MIP is attached as Exhibit 10.2 and is incorporated herein by reference. A summary of the MIP is also included in the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 31, 2017, beginning on page 52 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on July 12, 2017.  At that meeting, shareholders voted on five proposals presented in the Company's Proxy Statement dated May 31, 2017 relating to the annual meeting.  The results of the votes are as follows.

·	Proposal 1: Election of twelve nominees to the Board of Directors

	For		Against		Abstentions
Nominee	Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
Lawrence J. Blanford	262,404,750	97.5%	2,579,861	1.0%	4,169,723	1.5%	7,988,249
Timothy C.E. Brown	260,763,532	96.9%	4,219,793	1.6%	4,171,009	1.5%	7,988,249
Connie K. Duckworth	263,556,972	97.9%	1,430,167	0.5%	4,167,195	1.5%	7,988,249
David W. Joos	262,893,317	97.7%	2,092,106	0.8%	4,168,911	1.5%	7,988,249
James P. Keane	263,778,525	98.0%	1,206,566	0.4%	4,169,243	1.5%	7,988,249
Todd P. Kelsey	264,097,893	98.1%	886,622	0.3%	4,169,819	1.5%	7,988,249
Jennifer C. Niemann	263,716,188	98.0%	1,270,098	0.5%	4,168,048	1.5%	7,988,249
Robert C. Pew III	263,597,118	97.9%	1,388,968	0.5%	4,168,248	1.5%	7,988,249
Cathy D. Ross	263,301,594	97.8%	1,684,668	0.6%	4,168,072	1.5%	7,988,249
Peter M. Wege II	260,991,725	97.0%	3,992,338	1.5%	4,170,271	1.5%	7,988,249
P. Craig Welch, Jr.	262,153,028	97.4%	2,833,259	1.1%	4,168,047	1.5%	7,988,249
Kate P. Wolters	263,501,904	97.9%	1,485,705	0.6%	4,166,725	1.5%	7,988,249

·	Proposal 2: Advisory vote to approve named executive officer compensation

For		Against		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
256,992,594	95.5%	2,004,953	0.7%	10,156,787	3.8%	7,988,249

·	Proposal 3: Advisory vote on the frequency of an advisory vote on executive compensation

1 Year		2 Years		3 Years		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
186,131,541	69.2%	108,269	—%	71,835,772	26.7%	11,078,752	4.1%	7,988,249

Consistent with a majority of the votes cast with respect to Proposal 3 and with the recommendation of the Company’s Board of Directors, the Company will include a shareholder advisory vote on the compensation of its named executive officers in its proxy materials annually until the next required vote on the frequency of shareholder advisory votes on the compensation of its named executive officers.

·	Proposal 4: Approval of the Steelcase Inc. Management Incentive Plan

For		Against		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
258,006,322	95.9%	3,009,217	1.1%	8,138,795	3.0%	7,988,249

·	Proposal 5: Ratification of independent registered public accounting firm

For		Against		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes
270,298,545	97.5%	2,173,003	0.8%	4,671,035	1.7%

Item 9.01     Financial Statements and Exhibits.

d)    EXHIBITS.

Exhibit No.	Description

10.1	Summary of Compensation for the Board of Directors of Steelcase Inc.
10.2	Steelcase Inc. Management Incentive Plan, as amended and restated as of February 25, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEELCASE INC.

By:	/s/ David C. Sylvester
David C. Sylvester Senior Vice President and Chief Financial Officer (Duly Authorized Officer)
Date: July 14, 2017

Exhibit Index

Exhibit No.	Description

10.1	Summary of Compensation for the Board of Directors of Steelcase Inc.
10.2	Steelcase Inc. Management Incentive Plan, as amended and restated as of February 25, 2017